ASPEN TECHNOLOGY, INC. INSIDER TRADING POLICY April 19, 2023 I. PURPOSE To promote compliance with the prohibitions against insider trading under federal securities laws. Such laws impose severe sanctions on persons who violate them, including criminal and civil liability. In addition, the SEC may penalize Aspen Technology, Inc. (the “Company”) and its directors and executive officers if its employees engage in insider trading and the Company has failed to take appropriate steps to prevent it. II. SCOPE A. COVERED PERSONS: This Insider Trading Policy (the “Policy”) applies to: 1. Directors; 2. Employees; 3. Consultants to the Company with access to material nonpublic information; 4. Any other individuals designated by the Chief Financial Officer or General Counsel (collectively, “Covered Persons”). B. COVERED TRANSACTIONS: Transactions in Company securities covered by this Policy include: (i) purchases, (ii) sales, (iii) puts and calls, (iv) exercises of employee stock options, (v) discretionary transactions in Company stock held in qualified profit-sharing and savings plans, such as any 401(k) retirement savings plan, (vi) gifts, (vii) donations, (viii) pledging, (ix) hedging, (x) short sales, (xi) short-term trading, and (xiii) all transfers of Company securities not specifically exempted by the terms of this Policy. C. EARNINGS BLACKOUT PERIODS: The provisions of this Policy covering Earnings Blackout Periods (as defined in Section V (A) below) apply to: Exhibit 19

2 1. Directors; 2. Executive officers (for purposes of the Securities Exchange Act of 1934, as amended); 3. Corporate officers; 4. All employees, except such employees as are designated from time to time by the Board, the Chief Executive Officer, the Chief Financial Officer or the General Counsel as not being subject to Section V below: and 5. All former Directors, executive officers, corporate officers or employees covered above who are subject to an Earnings Blackout Period as of the date of their separation from the Company, but only for a period extending until the end of such Earnings Blackout Period. III. DEFINITIONS A. INSIDER TRADING: Purchases or sales of Company securities while aware of or in possession of material nonpublic information concerning the Company or tipping or disclosing material nonpublic information to others who might trade on the basis of that information. B. MATERIAL INFORMATION: Information should be regarded as material if there is a substantial likelihood that a reasonable investor would consider it important when deciding to buy, hold or sell a security. Any information that could reasonably affect the price of the security is material. Any such information, whether it is positive or negative, favorable or unfavorable, should be considered material. There is no bright-line test for assessing materiality; rather, materiality is based on an assessment of all the facts and circumstances. There are various categories of nonpublic information that are particularly sensitive and, generally, should always be presumed to be material. Examples of such nonpublic information include, but are not limited to: 1. Actual financial results prior to public release; 2. Earnings guidance, outlook, sales or profit projections, or changes thereto; 3. Significant acquisitions, dispositions, mergers or transactions; 4. Significant business developments, such as restructurings, large contracts or product developments; 5. Bank borrowings, financing transactions or liquidity issues outside the Company’s ordinary course of business;

3 6. Events regarding the Company’s securities (such as repurchase plans, stock splits, significant increases or decreases in dividends, changes to the rights of shareholders, or public or private sales of new equity or debt securities); 7. Significant pending or threatened government investigations or significant litigation; 8. A significant cybersecurity incident, such as a data breach, or any other significant disruption in the Company’s operations or loss, potential loss, breach or unauthorized access of its property or assets, whether at its facilities or through its information technology infrastructure; 9. Key management changes; and 10. A change in auditors or notification that an auditor’s reports may no longer be relied upon. In evaluating whether any information is material, please remember that someone else (including the SEC) will be viewing a securities transaction made by you with the benefit of “20/20 hindsight.” If in doubt, you should assume that the information is material or consult with the General Counsel. C. NONPUBLIC INFORMATION: Nonpublic information is generally considered to be information that has not been previously disclosed or made available to the general public. You should presume that information is nonpublic unless it has been widely disseminated (i.e., you can point to its official release or disclosure by the Company in a press release, an SEC filing, or other widely available source of information such as a pre-announced earnings conference call or investor conference that is available by webcast on the Company’s website). Information would not be widely disseminated if it is available only to the Company’s employees. Information is not necessarily public merely because it has been discussed in the press, which will sometimes report rumors, or because it has been covered in a speech to an audience, an interview, a website posting, or an article in a magazine. Once information is widely disseminated, it is still necessary to afford the investing public with sufficient time to absorb and react to the information. Information will generally be considered to be fully absorbed after the close of trading on the second Trading Day following the date the information is released by the Company. “Trading Day” shall mean a day on which the Nasdaq Stock Market is open for trading. IV. RESPONSIBILITY A. PROHIBITION ON TRADING WHILE AWARE OF MATERIAL NONPUBLIC INFORMATION AND TIPPING: No Covered Person may, while he or she is

4 aware of or in possession of any material nonpublic information relating to the Company, directly or indirectly: 1. Engage in a transaction involving a purchase or sale (or offer to purchase or sell) in any securities of the Company; 2. Recommend the purchase or sale of any Company securities; or 3. Disclose material nonpublic information to any person if it is reasonably foreseeable that such person may use that information in purchasing or selling Company securities. Covered Persons are responsible for the transactions of family members who reside with a Covered Person (including a spouse and children at home or away at college), anyone else who lives in a Covered Person’s household, any person financially dependent on a Covered Person, and all corporations, partnerships, trusts or other entities owned, influenced or controlled by any Covered Person (“Related Parties”). Covered Persons should make Related Parties aware of the need to confer with the Covered Person before they trade in Company securities, and a Covered Person should treat all such transactions for the purposes of this Policy and applicable securities laws as if the transactions were for the account of the Covered Person. B. APPLICABILITY TO OTHER COMPANIES: This Policy also applies to purchases or sales of securities or the disclosure of material nonpublic information relating to any other company (including customers, suppliers, business partners and entities with which the Company is engaged, or is proposing to engage, in a corporate transaction such as a merger or joint venture) if a Covered Person obtains material nonpublic information about such company in the course of service to the Company. C. TENDER OFFERS: A Covered Person is prohibited from trading in securities in connection with a planned or ongoing tender offer if such Covered Person has material nonpublic information about the tender offer and knows or suspects that the information may have come directly or indirectly from the target or bidder. Such information may not be tipped to anyone else. D. POST SERVICE: If a Covered Person is aware or in possession of material non- public information when his or her employment terminates, that individual may not trade in Company securities until that information has become public or is no longer material. In addition, for a Covered Person who formerly served as a Director, executive officer, corporate officer or employee as described in Section II(A) above and who is subject to an Earnings Blackout Period as of the date of his or her separation of service from the Company: (a) the restrictions of set forth in Sections V (A) shall continue to apply to such person after such person’s separation date for a period extending until the end of such Earnings Blackout Period; and (b) if the end date of such Earnings Blackout Period is not known to such person as of such

5 separation date, then, upon the written request of such person delivered to the General Counsel and the Chief Executive Officer prior to his or her separation date, the Company thereafter shall, subject to any limitations imposed by applicable law, promptly notify such person upon the termination of such Earnings Blackout Period. For clarity, it is understood that no such person shall be subject to (a) any Earnings Blackout Period that commences after such person’s separation date and (b) any provision of this insider trading policy following the end of the Earnings Blackout Period applicable to such person as of his or her separation date. E. PERMITTED TRANSACTIONS: The following routine transactions (collectively, “Permitted Transactions”), within the limits described, are not subject to the restrictions on trading in this Policy, although the Company reserves the right to prohibit any transactions as it, in its sole discretion, deems necessary. 1. The vesting or settlement of restricted stock, restricted stock units or performance shares, or the withholding or sale of stock back to the Company to satisfy tax withholding requirements upon vesting (the Policy does apply to any open market sale of stock received upon such vesting); 2. Acquisitions of Company common stock under the Company’s employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986; 3. Transactions under a Qualified Plan or Excess Benefit Plan (as defined in Rule 16b-3 under the Securities Exchange Act of 1934) that is exempt under paragraph (c) of such Rule; 4. Acquisitions of Company securities pursuant to a stock split, stock dividend or pro rata distribution to Company stockholders; 5. Acquisitions pursuant to a dividend or interest reinvestment plan satisfying the conditions of Rule 16a-11 under the Securities Exchange Act of 1934; 6. Acquisitions or dispositions of Company securities pursuant to a domestic relations order, as defined in Section 414(p)(1)(B) of the Internal Revenue Code of 1986, provided that the Covered Person notifies the General Counsel or the Chief Executive Officer (or, if the Section 4 Transaction is be effected by either of such officers, then by the other such officer) prior to such transaction; 7. An exercise of an option to acquire Company securities, or a surrender of Company securities to the Company in payment of the exercise price of such an option or in satisfaction of any tax withholding obligations arising from the exercise of such stock option or the vesting of restricted stock in accordance with the Company’s equity compensation plans (but excluding any sale, either outright or in connection with a “cashless” exercise transaction through a broker, of Company securities so acquired);

6 8. an acquisition of Company securities under a tax-qualified individual account plan or a 401(k) plan resulting from the person’s periodic contribution of money to the plan pursuant to his or her payroll deduction election (but excluding any acquisition or disposition of Company securities under such plan pursuant to certain elections the person may make under the plan, including (a) an election to increase or decrease the percentage of the person’s periodic contributions that will be allocated to the Company securities fund, (b) an election to make an intra-plan transfer of an existing account balance into or out of the Company securities fund, (c) an election to borrow money against the person’s plan account if the loan will result in a liquidation of some or all of the person’s Company securities fund balance, and (d) an election to pre-pay a plan loan if the pre-payment will result in allocation of loan proceeds to the Company securities fund); 9. Transfers of shares from a transfer agent account or brokerage account to an identically titled brokerage account with identical share ownership rights; 10. Purchases or sales made pursuant to a “Trading Plan” that satisfies the requirements of the Section titled “Rule 10B5-1 Trading Plans” (below); and 11. Purchases of securities from the Company or sales of securities to the Company. F. RULE 10B-5-1 TRADING PLANS: Subject to the Chief Executive Officer’s, Chief Financial Officer’s and the General Counsel’s prior approval (or if such trading plan is to be effected by one of the Chief Executive Officer, Chief Financial Officer or General Counsel, then the other two officers not effecting such trading plan), Covered Persons may design, adopt and enter into written trading plans (“Trading Plans”) as contemplated by Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. A Trading Plan that meets the requirements of Rule 10b5- 1 may permit the insider to trade in Company securities during a period in which he or she would otherwise be prohibited from trading by this Policy. A Trading Plan may only be adopted and put in place outside of a blackout period and when the adopting person is not in possession or aware of material nonpublic information. V. BLACKOUT PERIODS AND PRECLEARANCE REQUIREMENTS A. EARNINGS BLACKOUTS: No person covered by Section II, SCOPE item C may engage in transactions involving Company securities during the following time periods (each, an “Earnings Blackout Period”): 1. The period beginning with the fifteenth day of the last month of a fiscal quarter (December 15, March 15, June 15, and September 15) until the completion of the second full Trading Day after the filing of the Company’s earnings release for that quarter (typically between 30 and 40 days after

7 quarter end). Earnings releases appear on the Company’s website, www.aspentech.com, “About Us”, “Investor Relations”, “Earnings Releases”; or 2. During such other periods as may be established from time to time by the Board, the Chief Executive Officer, General Counsel or the Chief Financial Officer considering events or developments affecting the Company. When deemed necessary or appropriate, senior management may begin the Earnings Blackout Period earlier, extend it, apply it to a different group of persons or otherwise modify it. In addition, no person covered by Section II, SCOPE item C shall inform a person not covered by this Section V that a blackout period imposed because of events or developments is in effect. B. EVENT SPECIFIC BLACKOUT PERIODS: From time to time, an event may occur that is material to the Company and is known only by certain persons. Senior management may in such instance notify such persons that so long as the event remains material and non-public, such persons may not trade Company securities. The existence of an event-specific blackout period or an early beginning to the blackout period will not be announced to the Company as a whole and should not be communicated to any other person. C. PRE-CLEARANCE TO TRADE, GIFT OR TRANSFER: Except for the Permitted Transactions described in Section IV(E) above, Directors, executive officers, and such other employees as are designated from time to time by the Board, the Chief Executive Officer, the Chief Financial Officer or the General Counsel as being subject to this Section V (C) that wish to trade, gift (including, for example, charitable donations and gifts to family members) or otherwise transfer Company securities outside the blackout period must obtain pre-clearance of the transaction from the Company’s Chief Executive Officer, Chief Financial Officer and General Counsel (or if such transaction is to be effected by one of the Chief Executive Officer, Chief Financial Officer or General Counsel, then the other two officers not effecting such transaction) prior to such transaction. The General Counsel will promptly notify the Chair of the Board of such pre-clearance requests and the approval or rejection thereof. Each proposed transaction will be evaluated to determine if it raises insider trading concerns or other concerns under federal laws and regulations. Any advice will relate solely to the restraints imposed by law and will not constitute advice regarding the investment aspects of any transaction. If a request for pre-clearance is approved, you have three full Trading Days to effect the transaction (or, if sooner, before commencement of a quarterly or event-specific Earnings Blackout Period). Clearance of a transaction must be re-requested if the transaction order is not placed within such three full Trading Days following receipt of the pre-clearance. If clearance is denied, the fact of such denial must be kept confidential by the person requesting such clearance.

8 When requesting pre-clearance, the requestor should complete, execute and deliver to the General Counsel an Insider Trading Pre-Clearance Request Form, in a form approved by the General Counsel. In doing so, the requestor should carefully consider whether he or she may be aware of any material nonpublic information about the Company, and should describe fully those circumstances to the Company’s General Counsel. The requestor should also indicate whether he or she has effected any non-exempt “opposite-way” transactions within the past six months, and should be prepared to report the proposed transaction on an appropriate Form 4 or 5, if applicable. The requestor should also be prepared to comply with SEC Rule 144 and file Form 144, if advisable, at the time of any sale. Under no circumstance may a person trade while aware of material non-public information about the Company, even if pre-cleared. Thus, if a requestor becomes aware of material non-public information after receiving pre-clearance, but before the trade has been executed, he or she must not effect the pre-cleared transaction. The Company’s approval of any particular transaction under this pre-clearance procedure does not insulate a person from liability under the securities laws. Under the law, the ultimate responsibility for determining whether an individual is aware of material non-public information about the Company rests with that individual in all cases. Notwithstanding the foregoing, pre-clearance is not required for any trades made pursuant to a pre-arranged Rule 10b5-1 Plan adopted in accordance with the requirements of this Policy. VI. PREVENTION OF INSIDER TRADING BY OTHERS The Company, its directors and officers and some supervisory personnel could be deemed “controlling persons” subject to potential liability under the securities laws. Accordingly, it is incumbent on these persons to maintain an awareness of possible Insider Trading violations by persons under their control and to take measures where appropriate to prevent such violations. Directors, officers and other supervisory personnel who become aware of a potential Insider Trading violation or a violation of this policy should immediately advise senior management and should take steps where appropriate to prevent persons under their supervision from using inside information for trading purposes. VII. ADDITIONAL PROHIBITED TRANSACTIONS A. PLEDGING: Covered Persons shall not pledge Company securities as collateral for loans. No Covered Person may purchase the Company’s securities “on margin” or pledge Company securities as collateral for a loan. If any person becomes subject to this Policy at a time when he or she has Company securities pledged as collateral for a loan, the pledge must be released within one year. B. HEDGING: Covered Persons shall not engage in transactions to hedge or offset value declines in the value of Company securities, such as short selling (i.e., selling securities that are not owned by the seller), put or call options, forward sale or

9 purchase contracts, equity swaps and exchange funds. Covered Persons also may not engage in transactions that hedge or offset declines in value Company securities such as put or call options, or transactions in derivative securities. C. SHORT SALES: No Covered Person may engage in short sales of Company securities, including short sales “against the box”. D. SHORT-TERM TRADING: Directors and executive officers of the Company are prohibited from engaging in an open market purchase and sale (or vice versa) of Company securities of the same class within a six month period unless the transaction would be exempt from “short swing” liability under Section 16 of the Exchange Act. VIII. COMPLIANCE WITH OTHER REQUIREMENTS Directors and executive officers of the Company are reminded of their obligations to comply with other requirements in respect of transactions in Company securities, including: A. Compliance with Rule 144, including the filing of a Form 144 before selling a limited amount of Company securities in an open market sale pursuant to an “ordinary brokerage transaction,” and the use of a knowledgeable broker; B. Immediate post-transaction notification of sufficient detail of any transaction to facilitate the timely preparation and filing of any reports required by Section 16 of the Exchange Act; and C. Avoidance of Section 16 “short-swing profit” liability or any purchase and sale (or sale and purchase) of Company common stock within six months. IX. PENALTIES FOR VIOLATION In addition to significant penalties imposed by law, violation of any of the foregoing rules is grounds for disciplinary action by the Company, including employment termination. X. COMPANY ASSISTANCE AND EDUCATION; ADMINISTRATION Covered Persons shall cooperate with any training and compliance programs instituted by the Company in furtherance of this Policy. Directors and employees may be required to certify their understanding of, and intent to comply with, this Policy. Any person who has any questions about specific transactions may obtain additional guidance from the General Counsel. The Company reserves the rights to amend and interpret this Policy from time to time. The Company may provide reasonable assistance to all Directors and executive officers, as requested by such Directors and executive officers, in connection with the filing of Forms 3, 4 and 5 under Section 16 of the Securities Exchange Act of 1934. However, the

10 ultimate responsibility, and liability, for timely filing remains with the Directors and executive officers.